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                                                                    EXHIBIT 4.13


                            STOCK PURCHASE AGREEMENT

                                    BETWEEN

                        AMERICAN BIO-TECHNOLOGIES, INC.

                                      AND

                     THE LOUISIANA SEED CAPITAL FUND, L.P.



                                  JUNE 7, 1991

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                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement ("Agreement") is made and entered into as of this 7th day of June, 1991, by and between The Louisiana Seed Capital Fund, L.P., (referred to as "Purchasers"), and American Bio-Technologies, Inc. a corporation domiciled in Boston, Massachusetts, represented herein by its duly authorized President, Simon McKenzie (referred to as "Seller"), and concerns the purchase from Seller for $200,000 of 50,000 shares (the "Common Shares") of unissued Common Stock of Seller, having no par value per share.

                NOW THEREFORE, Purchaser and Seller agree as follows

        1. Sale and Purchase of the Common Shares. Subject to the applicable terms and conditions hereof, and in reliance on the representations and warranties contained herein, Seller hereby agrees to sell and issue to Purchaser, and Purchaser hereby agrees to purchase from Seller for $200,000 in cash (receipt of which is hereby acknowledged by Seller) 50,000 shares of Common Stock (hereinafter referred to as the "Shares").

        2. Purchasers' Representations and Warranties. As an inducement to Seller to sell and issue the Shares to Purchasers, Purchasers hereby severally, and not jointly, represent and warrant as follows:

        2.1 Authority to Purchase. The execution of this Agreement has been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered, and constituted a valid, legal, binding and enforceable agreement of Purchaser, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and applicable securities laws.

        2.2 Purchase for Investment. The Purchaser is acquiring its Shares in good faith for its own account, for investment and not with a view to the distribution of any shares (as hereinabove defined) or for the purpose of effecting or causing to be effected a public offering of any Shares in violation of the Securities Act of 1933, as amended, the "Act") and the rules promulgated by the Securities and Exchange Commission pursuant to the Act and the applicable State securities laws and regulations. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of its Shares and is able to bear the economic risk of such purchase. Purchaser recognizes that by reason of the limitations on disposition of the Shares arising under the Act, Purchaser must bear the economic risk of its or his investment for an indefinite period of time as the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration requirement is available.

        3. Seller's Representations and Warranties. As an inducement to Purchaser to purchase the Shares, Seller represents and warrants as follows:

        3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with corporate power and authority to carry on its business as presently and proposed to be conducted, and each is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted and proposed to be transacted by it or both require qualification and failure to be so qualified would have an adverse effect on the business or financial condition of Seller. A copy of the Amended and Restated Articles of Incorporation and Bylaws of the Corporation are attached hereto as Exhibit 3.1.




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     3.2 Authority to Sell. The execution of this Agreement has been duly authorized by a necessary action on the part of the Seller has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of the Seller, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and applicable securities laws.

     3.3 Capital Stock. The authorized capital stock of Seller consists of 2,100,000 shares of Common Stock, without par value. The only shares issued are the 1,840,058 shares of the Common Stock presently outstanding and issued to the Stockholders listed on Exhibit 3.3 which were validly issued and outstanding, fully paid and nonassessable. As of the date hereof, no warrants or other rights convertible into any capital stock of the Seller are outstanding except the options granted management as described in Exhibit 3.3.

     3.4 Financial Statements. Seller has delivered to Purchaser copies of its unaudited financial statements as of March 31, 1991, and Audited statements as of June 30, 1990. Copies of which are attached hereto as Exhibit 3.4. These financial statements are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied during the periods indicated, except as set forth in such financial statements and the notes thereto, and the balance sheet included in the Financial Statements presents fairly as of its date the financial condition and assets and liabilities of the Company. Except as and to the extent reflected or reserved against in such balance sheet (including the notes thereto), Seller and its subsidiaries (if any) did not have, as of March 31, 1991 and as of the date hereof do not have any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or notes thereto prepared in accordance with generally accepted accounting principles. The statement of income and retained earnings and statement of changes in financial position included in the Financial Statements present fairly the results of operations and changes in financial position of Seller and its subsidiaries, (if any) for the periods indicated.

As of the date of this Agreement and prior to receipt of the purchase price for the Shares, Seller represents that it has cash in excess of $350.000.

     3.5 Absence of Certain Changes. Except as disclosed on Exhibit 3.5, since the date of the incorporation of Seller, Seller has not:

          (a) sold or transferred or agreed to sell or transfer a substantial part of its assets, property or rights or cancelled or agreed to cancel any material debts or claims due to it or claimed by it.

          (b) entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase part of its assets, property rights;

          (c) suffered or been notified of any event which could cause a material adverse change in its financial condition, assets, properties or business;

          (d) amended or voted to amend its Articles of Incorporation or By-Laws, except as set forth on Exhibit 3.1; or

          (e) declared any dividend (stock or otherwise) or other distribution of assets payable to its shareholders.

     3.6 Litigation and Proceedings. Except as described in the Financial Statements or Exhibit 3.6 (a list of any such matter not set forth in the Financial Statements) hereto, or both, there are no actions, suits or proceedings (whether or not purportedly on behalf of Seller or any of its subsidiaries, if any) pending or, to the knowledge of Seller, threatened against or affecting Seller or any of its subsidiaries, at law or in equity or before or by any governmental department,
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commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which are not fully covered by insurance in excess of a reasonable deductible amount customarily maintained in the line of business involved which may result in an adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Seller and its subsidiaries; and neither Seller nor any of its subsidiaries, if any, is in default on its part with respect to any judgment, order, writ, injunction or decree of any court, arbitrator, governmental department, commission, bureau, board, agency or instrumentality.

     3.7 No Conflict With Other Instruments. The execution and performance of this Agreement by Seller will not conflict with or result in a breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which Seller is a party or to which it is subject or by which any of its properties or assets are bound, or result in the creation of any lien, encumbrance or charge upon any of the properties or assets of Seller where such conflict, breach, default, lien, encumbrance or charge would have an adverse effect on the financial condition of Seller.

     3.8 Consents. No authorizations, approvals or consents of any governmental department, commission, bureau, agency or other public body or authority are required for the sale or issue of the Shares.

     3.9 Approval of Agreement. The execution and delivery of this Agreement and the sale and issuance of the Shares to Purchaser have been duly and validly authorized by the Board of Directors of Seller and no approval of the stockholders of Seller is necessary in connection therewith.

     3.10 Private Placement and Agent. Subject to the truth and accuracy of the representations and warranties made by Purchaser, the offer, issuance and delivery of the Shares to Purchaser pursuant to this Agreement constitute an exempted transaction under the Act, as now in effect, and the registration thereof under the Act is not now required. Seller has not, directly or indirectly, sold, offered, disposed of or attempted to sell, offer or dispose of any securities to or solicited any offers to buy from or otherwise approached or negotiated in respect thereof with any person or persons in such manner or to such extent as would disqualify the sale or offer of the Shares from exemption from registration under the Act or any applicable state's securities laws or regulations. No agent has been authorized or employed by Seller to negotiate or solicit the purchase of the Shares.

     3.11 Use of Proceeds. The net cash proceeds received by Seller from the sale contemplated by this Agreement, after payment of legal fees, accounting fees and other expenses incurred in connection herewith, will be used to the extent required, to make leasehold improvements to and to furnish and equip newly developed laboratories leased by Seller and located at 300 Putnam Avenue, Cambridge, Massachusetts, 02139.

     3.12 Material Misstatements or Omissions. No representation or warranty by Seller in this Agreement and no document, written statement, certificate or schedule furnished by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     4.   Additional Obligations and Covenants of Seller.

     4.1 Access to Information. Seller agrees to make available to Purchaser and to representatives designated by Purchaser the opportunity to ask questions of and receive answers from responsible officers of Seller, its attorneys and accountants concerning the terms and conditions of this Agreement and any additional information in Seller's possession or which Seller
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can produce or acquire with our unreasonable effort or expense and which is reasonably necessary to verify the accuracy of Seller's disclosures under this Agreement. Seller's commitments under this paragraph 4.1 are made with the understanding that Purchaser's representatives (a) shall keep confidential any information (other than information which is readily ascertainable from public or trade sources of published information) obtained from Seller concerning its properties, operations and business, and (b) will not trade in securities of Seller at any time when they have received from Seller material information which has not theretofore been disclosed to the public.

      4.2 Best Efforts. Seller agrees to use its best efforts to satisfy or cause to be satisfied all of the obligations of Seller under this Agreement, to the extent that Seller's action or inaction can control or influence the satisfaction of such conditions.

      5. Conditions Precedent to the Obligation of Purchaser. Seller shall issue and deliver to Purchaser a Stock Certificate (receipt of which is hereby acknowledged) for 50,000 shares of Common Stock in Seller. Said Stock Certificate shall be signed by the President of the company and countersigned by the Clerk of the company and shall be absolute evidence of Purchaser's ownership in and to the 50,000 shares represented therein, which Shares are fully paid and non assessable.

      5.1 No Adverse Changes. There shall have been no changes as of the date of this Agreement in the results of operations, assets, liabilities, financial condition or affairs of Seller which have not been disclosed to Purchaser and have in their effect been adverse to Seller.

      5.2 Officer's Certificate. Seller shall have delivered to Purchaser certificates (Exhibit 5.2) dated the date of this Agreement executed by the President and the Clerk of Seller to the effect that to the best of the knowledge and belief of each: (a) all of the representations and warranties of Seller contained in this Agreement are true and accurate; (b) all of the conditions precedent to the obligations of Purchaser on the Closing Date have been fulfilled; and (c) Seller has duly performed all obligations and covenants to be performed by it under this Agreement on or before the date of this Agreement.

      6.    Registration under the Securities Act.

      6.1 Notice of Proposed Transfers. The holder of each certificate representing Shares by acceptance thereof, agrees prior to any proposed transfer thereof, to give written notice to Seller of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, shall contain an undertaking by the person giving such notice to furnish such further information as may be required to enable counsel to render the opinions referred to below and shall name the counsel for the person giving such notice. Promptly upon receiving any such notice, Seller shall submit copies thereof to its counsel and to counsel designated by the person giving such notice. Such proposed transfer may be effected only if in the opinion of each such counsel the proposed transfer may be effected without registration under the Act of such Shares. If such counsel are of the opinion that the transfer may be effected, Seller shall so notify the holder of such Shares and such holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by such holder to Seller. Each certificate evidencing the Shares to be transferred as above provided shall bear the appropriate restrictive legend set forth in paragraph
7.1 below.

      6.2 Incidental Registration. If at any time Seller proposes to register any of its securities under the Act (other than on form S-8 or S-14 or other form related to an offering of the type to which such forms relate), it will each such time give written notice to all holders of Shares of its intention so to do and, upon the written request of any holders of Shares, given within 20 days after the giving of any such notice (which request shall state the intended method of disposition of such Shares by the prospective seller), Seller will use its best efforts to cause all
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Shares, the holders of which shall have so requested registration thereof, to be registered under the Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Shares so registered.

     6.3 Registration Procedures and Expenses. If and whenever Seller effects the registration of any of its securities under the Act, Seller will as expediently as possible:

          (a) prepare and file with the Commission a registration statement with respect to the offering of such securities. Such registration statement to become and remain effective for such period as may be required or permitted by law for the sale of all shares proposed to be sold by the holders, not exceeding 180 days:

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as may be required by the immediately preceding subdivision and to comply with the provisions of the Act with respect to the transfer of all securities covered by such registration statement whenever, prior to the expiration of 180 days after the effective date thereof, a seller desires to transfer the same:

          (c) furnish to each selling shareholder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such seller may reasonably request in order to facilitate the transfer of the securities owned by such seller, and

          (d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as each such seller shall request and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the transfer in such jurisdictions of the securities owned by such seller.

All expenses incurred by Seller in complying with this paragraph 6.3, including without limitation all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel to Seller and the expense of any special audits incident to or required by any such registration are herein called "Registration Expenses"; and all underwriting discounts applicable to the Shares and all fees disbursements of counsel for any seller are herein called "Selling Expenses".

     6.4 Allocation of Expenses. The Company will pay all Registration Expenses in connection with each registration statement pursuant to paragraph 6.3 hereof.


     6.5 Indemnification. In the event of any registration of any of the Shares under the Act pursuant to this paragraph 6, Seller will indemnify and hold harmless each seller of such Shares, each underwriter of such Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities joint or several, to which such seller, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Shares was registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be suited therein or necessary to make the statements therein not misleading; and will reimburse such seller, underwriter and each such controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, provided, however, that Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and conformity with written information furnished to Seller through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

     It shall be a condition precedent to the obligation of Seller to complete any action pursuant to paragraph 6.3 hereof that Seller shall have received an undertaking satisfactory to it from each prospective seller of Shares to be registered under each registration pursuant to paragraphs 6.2 and 6.3 hereof, and from each underwriter of such, to indemnify and hold harmless (in the same manner and to the same extent as set forth above in this paragraph with respect to Seller) Seller, each director of Seller, each officer of Seller who shall sign such registration statement and each person who controls Seller within the meaning of the Act, with respect to any statement in or omission from any such registration statement or preliminary or final prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Seller by or on behalf of such seller specifically for use in connection with the preparation of such registration statement or prospectus.

     The foregoing notwithstanding, in the event a claim for reimbursement of liabilities under the Act by reason of the foregoing indemnity provisions of this Agreement is asserted by any director of Seller or by any person in control of Seller within the meaning of the Act in the absence of controlling precedent, Seller will have the right to submit to a court of appropriate jurisdiction the question of whether such reimbursement by it is against public policy as expressed in the Act and Seller and each such director and controlling person will be governed by the final adjudication of such issue.

     6.6 Termination of Restrictions. Nothwithstanding the foregoing provisions of this paragraph 6, the restrictions imposed by this paragraph 6 upon the transferability of the Shares, shall cease and terminate as to any Share, when such Shares shall have been effectively registered under the Act. Whenever the restrictions imposed by this paragraph 6.6 shall terminate, as hereinabove provided, the holder of any Shares as to which such restrictions shall have terminated shall be entitled to receive from Seller, without expense, a new stock certificate or certificates in such denominations as the holder may reasonably request not bearing the restrictive legend set forth in paragraph 6.1 below and not containing any other reference to the restrictions imposed by this paragraph 6, provided, however, that in the event that any such Shares shall not, in fact, have been sold pursuant to such registration under the Act, such holder shall promptly redeliver the new stock certificate received as aforesaid to Seller in exchange for a stock certificate bearing the restrictive legend set forth in paragraph 7.1 below.

     7.   Restrictions.

     7.1 Legend. The Shares and all shares issued hereafter and prior to any registration under the Act shall bear the following restrictive legend:

          ''The transfer of the Shares represented by this Certificate is restricted as provided for the in the Securities Act of 1933 (the ''Act''). Said Shares cannot be transferred unless registered under the Act or pursuant to an opinion from Seller's counsel that such transfer is exempt from the provisions of the Act.''







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     8.   Affirmative Covenants.  Seller agrees that subject to any binding majority vote of is shareholders it will:

8.1 Insure and keep insured and cause any subsidiary to insure and keep insured its inventory, machinery, equipment and buildings against loss or damage by fire (with extended coverage), explosion and other hazards, including, without limiting the generality of the foregoing, maintain and cause each of its subsidiaries to maintain adequate insurance against liability due to damage to persons and property; and maintain all such workmen's compensation insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business, except that the Seller may effect workmen's compensation or similar insurance in respect of operations in any jurisdiction by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws, and cause each of its subsidiaries so to do in each state or jurisdiction in which it may be engaged in business: all such insurance (except war damage insurance carried with a government or governmental agency) to be carried in financially sound and reputable insurance companies, and provided, further, however, that the Seller's obligation to maintain such insurance shall be limited by the types of insurance and limits of coverage thereof which are available at the time or times at premiums the Seller deems reasonable in the light of prevailing conditions against such casualties and contingencies in such types and amounts as are consistent with the practice and policy as to insurance followed by the Seller at the time hereof.

     8.2 Duly pay and discharge, or cause to be paid and discharged, all rates, assessments and other governmental charges imposed upon it or any subsidiary and its or their properties or any part thereof or upon the income or profits therefrom as well as all claims for labour, materials or supplies which if unpaid by law become a lien or charge upon any such property, except such items as are being in good faith appropriately contested and for which adequate reserves have been established.

     8.3 Carry on and conduct its business in substantially the same manner and in substantially the same fields as such business is now and heretofore been carried on, and maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations.

     8.4 Maintain for itself, and each subsidiary, a modern system of accounting and furnish to the holders of the Shares (i) within 120 days after the close of each fiscal year audited financial statements prepared by an independent certified public accountants acceptable to the Board of Directors including consolidated balance sheets as of the end of such period and related profit and loss and surplus statements of the Seller, (ii) within 30 days after the end of each quarter balance sheets and profit and loss and surplus statements of the Seller as of the close of such quarter, and statements of income and reconciliation of surplus for the year to date of such statements of the Seller certified as accurate in all material respects by a responsible officer of the Seller as having been prepared in accordance with generally accepted accounting principles consistently applied, (iii) Promptly upon becoming available all statements and reports that may be required to be filed with the Securities Exchange Commission or furnished to the Shareholders of the Seller, and (v) such other information as the Purchaser may from time to time reasonably request including access to the books and records of the Seller and to examine such books and records, take memoranda and extracts therefrom.

     8.5 Prepare and submit to the Board of Directors of Seller a preliminary budget in summary form for each fiscal year of the Seller at least thirty (30) days prior to the beginning of such fiscal year followed by a comprehensive budget not later than the first day of such year which comprehensive budget shall be accompanied by management's written discussion and analysis of such budget. The budget shall be presented to the directors for approval not later than the first meeting of the Board of Directors in each year and shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Seller.

Management shall review the budget periodically and shall advise the Board of Directors of all changes therein and all material deviations therefrom.

     8.6 Shall maintain key man life insurance, on which the Seller is beneficiary on the life Dr. Jay Raina in the amount of $500,000.

     9. Negative Convenants. Without the affirmative action of a majority of the Shares of Shareholders present at a duly convened Shareholders Meeting Seller shall not:

     9.1 Merge with or into or consolidate with any other entity or lease or sell all, or substantially all, of its property, assets and business to any other entity, or dispose of any of its assets, property or business except
(i) in the ordinary course of business (ii) subsidiaries may merge into the Seller or into another subsidiary.

     9.2 Issue any preferred stock or other securities, other than pursuant to the rights set forth in the existing Articles of Incorporation.

     9.3  Alter or amend its Articles of Incorporation or Bylaws.

     10. Affirmative Actions of the Board of Directors. Seller agrees that, without the affirmative action of a majority of the members of the Board of Directors, neither Seller nor any subsidiary shall:

          (i) Create or incur, or suffer to exist any pledge, mortgage, assignment for security or other encumbrance.

          (ii) Declare or pay any dividends or make or declare any other distributions on its capital stock or redemption thereof.

          (iii)  Make or permit to exist investments.

          (iv) Sell or otherwise dispose of more than 10% of aggregate fixed assets determined by book value during any 12 consecutive month period.

          (v) Sell any notes or accounts receivable with or without recourse other than as permitted by Section 10(vii).

          (vi) Sell, pledge, mortgage or otherwise dispose or transfer of any shares of stock in Seller or another corporation, or all or substantially all, the assets of any subsidiary of Seller.

          (vii)  Incur, or permit to exist.

          (viii) Expend or contract to expend any sum for any fixed assets (including but not limited to, sums expended to acquire equity in any entity) in an amount exceeding $50,000 per expenditure.

          (ix)   Alter or amend its Bylaws

          (x) Pay any bonuses to employees who are shareholders of the company.

     11. Notices. All notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been duly given at the time given or mailed, first class postage prepaid.